Exhibit 99.1

Advanta Reports Earnings for 2007

Substantial Reserves Added in the Fourth Quarter

SPRING HOUSE, Pa.--(BUSINESS WIRE)--Advanta Corp. (NASDAQ: ADVNB; ADVNA) today reported full year 2007 net income from continuing operations of $71 million or $1.61 per diluted share for Class A and Class B shares combined, including an after-tax charge of $0.17 per share relating to contingency reserves associated with Visa’s litigation with third parties. Fourth quarter earnings of $0.17 per share include an $0.11 per share after-tax charge also associated with Visa litigation matters.

In addition, the fourth quarter earnings incorporate $0.39 per share of after-tax balance sheet charges and reserve build resulting primarily from recent credit trends, and a $0.05 per share after-tax gain on the sale of a portion of the Company’s MasterCard shares.

During the year, the Company acquired approximately 335,000 new customers. Managed receivables grew approximately 22% to $6.3 billion in 2007. Owned receivables were $1.0 billion at year end, approximately 9% lower than December 31, 2006. Transaction volume of $14.4 billion for 2007 increased 17% from the prior year. For the full year, the managed net credit loss rate was 3.71% and the owned net credit loss rate was 3.39%. These net credit loss rates compare to the 2006 rates of 3.41% and 3.19%, respectively.

“Our decision to focus exclusively on the small business market almost 7 years ago has enabled us to build a profitable, sustainable business over the long haul. Although we’re disappointed with the impact of the current economy on our recent results, we believe the small business market will continue to provide opportunities for us going forward,” said Dennis Alter, Chairman and CEO.

Conference Call Details

Advanta management will hold a conference call with analysts and institutional investors today, January 30, at 9:00 a.m. Eastern Time, to review the fourth quarter and full year results for 2007. The call can be accessed by dialing 877-879-6209 and referring to confirmation code 5054657. The call will also be webcast simultaneously via a Vcall link on the Company’s website, www.advanta.com, or at www.investorcalendar.com. Those interested in listening to the webcast should go to the website at least 10 minutes before the call to register and download any necessary software. Replays of the call will be available beginning at noon today on the Internet at www.advanta.com or www.investorcalendar.com or by dialing 888-203-1112 and referring to pass code 5054657. The conference call may include a discussion of non-GAAP financial measures, which are reconciled to the most directly comparable GAAP financial measures in the Company’s press releases or the statistical supplements available at www.advanta.com in the “Corporate Info” section.

About Advanta

Advanta is one of the nation’s largest credit card issuers (through Advanta Bank Corp.) in the small business market today. Advanta’s exclusive focus on this market, as well as its size, experience and commitment to developing meaningful product offerings and a high level of service tailored to the needs of small businesses, differentiate the company from other issuers. Founded in 1951, Advanta has long been an innovator in developing and introducing many of the marketing techniques that are common in the financial services industry today. Learn more about Advanta at www.advanta.com.

This Press Release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ from those projected. Risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

In addition to the GAAP results provided throughout this document, the Company has provided managed receivable data and other non−GAAP financial measurements. Management believes that the non-GAAP financial measures used to manage the business may provide users additional useful information. The tables attached to this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures and a description of why the non-GAAP financial measures are useful to investors.

ADVANTA
SEGMENT INCOME STATEMENT - QUARTER
(in thousands)

Three Months Ended
December 31, 2007

	Advanta
	Business
	Cards	Other (A)	Total
Interest income	$38,945	$10,829	$49,774
Interest expense	14,983	12,547	27,530
Net interest income	23,962	(1,718)	22,244
Provision for credit losses	21,587	(35)	21,552
Net interest income after provision for credit losses	2,375	(1,683)	692
Noninterest revenues:
Interchange income	69,346	0	69,346
Securitization income	10,375	0	10,375
Servicing revenues	25,258	0	25,258
Business credit card rewards	(22,495)	0	(22,495)
Other revenues, net	8,149	1,768	9,917
Total noninterest revenues	90,633	1,768	92,401
Operating expenses	73,140	7,924	81,064
Income (loss) before income taxes	19,868	(7,839)	12,029
Income tax expense (benefit)	7,669	(3,026)	4,643
Net income (loss)	$12,199	$(4,813)	$7,386

Three Months Ended
December 31, 2006

	Advanta
	Business
	Cards	Other (A)	Total
Interest income	$37,839	$7,209	$45,048
Interest expense	14,066	8,161	22,227
Net interest income	23,773	(952)	22,821
Provision for credit losses	9,969	0	9,969
Net interest income after provision for credit losses	13,804	(952)	12,852
Noninterest revenues:
Interchange income	54,925	0	54,925
Securitization income	25,442	0	25,442
Servicing revenues	17,938	0	17,938
Business credit card rewards	(20,011)	0	(20,011)
Other revenues, net	5,356	1,560	6,916
Total noninterest revenues	83,650	1,560	85,210
Operating expenses	68,361	144	68,505
Income before income taxes	29,093	464	29,557
Income tax expense	11,201	178	11,379
Net income	$17,892	$286	$18,178

(A)

Other includes venture capital operations as well as investment and other activities not attributable to the Advanta Business Cards segment. In addition, operating expenses in the three months ended December 31, 2007 include $7.8 million of charges associated with a contingent obligation to indemnify Visa Inc. for certain litigation matters.

ADVANTA
YEAR-TO-DATE SEGMENT INCOME STATEMENT
(in thousands)

Twelve Months Ended
December 31, 2007

	Advanta
	Business
	Cards	Other (A)	Total
Interest income	$157,255	$38,392	$195,647
Interest expense	54,922	44,409	99,331
Net interest income	102,333	(6,017)	96,316
Provision for credit losses	58,200	(35)	58,165
Net interest income after provision for credit losses	44,133	(5,982)	38,151
Noninterest revenues:
Interchange income	249,481	0	249,481
Securitization income	79,040	0	79,040
Servicing revenues	92,393	0	92,393
Business credit card rewards	(86,705)	0	(86,705)
Other revenues, net	24,582	7,706	32,288
Total noninterest revenues	358,791	7,706	366,497
Operating expenses	276,439	12,529	288,968
Income (loss) before income taxes	126,485	(10,805)	115,680
Income tax expense (benefit)	48,823	(4,171)	44,652
Income (loss) from continuing operations	77,662	(6,634)	71,028
Gain on discontinuance of mortgage and leasing businesses, net of tax	0	1,022	1,022
Net income (loss)	$77,662	$(5,612)	$72,050

Twelve Months Ended
December 31, 2006

	Advanta
	Business
	Cards	Other (A)	Total
Interest income	$143,738	$26,017	$169,755
Interest expense	46,233	29,077	75,310
Net interest income	97,505	(3,060)	94,445
Provision for credit losses	38,650	(50)	38,600
Net interest income after provision for credit losses	58,855	(3,010)	55,845
Noninterest revenues:
Interchange income	203,370	0	203,370
Securitization income	114,938	0	114,938
Servicing revenues	63,726	0	63,726
Business credit card rewards	(68,062)	0	(68,062)
Other revenues, net	18,952	5,031	23,983
Total noninterest revenues	332,924	5,031	337,955
Operating expenses	256,192	620	256,812
Income before income taxes	135,587	1,401	136,988
Income tax expense	52,201	539	52,740
Income from continuing operations	83,386	862	84,248
Gain on discontinuance of mortgage and leasing businesses, net of tax	0	738	738
Net income	$83,386	$1,600	$84,986

(A)

Other includes venture capital operations as well as investment and other activities not attributable to the Advanta Business Cards segment. In addition, operating expenses in the twelve months ended December 31, 2007 include $12.0 million of charges associated with a contingent obligation to indemnify Visa Inc. for certain litigation matters.

ADVANTA
EARNINGS AND COMMON STOCK DATA
(in thousands, except per share data)

	Three Months Ended			Percent Change From		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Prior	Prior	Dec. 31,	Dec. 31,	Percent
	2007	2007	2006	Quarter	Year	2007	2006	Change
Basic income from continuing operations per common share:
Class A	$0.15	$0.44	$0.42	(65.9)%	(64.3)%	$1.61	$2.01	(19.9)%
Class B	0.20	0.49	0.46	(59.2)	(56.5)	1.78	2.12	(16.0)
Combined (A)	0.18	0.47	0.45	(61.7)	(60.0)	1.73	2.08	(16.8)
Diluted income from continuing operations per common share:

Class A	$0.15	$0.43	$0.40	(65.1)%	(62.5)%	$1.55	$1.88	(17.6)%
Class B	0.18	0.45	0.42	(60.0)	(57.1)	1.64	1.92	(14.6)
Combined (A)	0.17	0.44	0.41	(61.4)	(58.5)	1.61	1.91	(15.7)
Basic net income per common share:
Class A	$0.15	$0.44	$0.42	(65.9)%	(64.3)%	$1.64	$2.02	(18.8)%
Class B	0.20	0.49	0.46	(59.2)	(56.5)	1.81	2.14	(15.4)
Combined (A)	0.18	0.47	0.45	(61.7)	(60.0)	1.75	2.10	(16.7)
Diluted net income per common share:
Class A	$0.15	$0.43	$0.40	(65.1)%	(62.5)%	$1.57	$1.90	(17.4)%
Class B	0.18	0.45	0.42	(60.0)	(57.1)	1.66	1.94	(14.4)
Combined (A)	0.17	0.44	0.41	(61.4)	(58.5)	1.63	1.92	(15.1)

Return on average common equity (annualized)	4.98%	13.09%	13.03%	(62.0)%	(61.8)%	12.24%	15.80%	(22.5)%

Weighted average common shares used to compute:
Basic earnings per common share
Class A	13,356	13,343	13,306	0.1%	0.4%	13,337	13,287	0.4%
Class B	27,149	27,800	27,472	(2.3)	(1.2)	27,679	27,096	2.2
Total	40,505	41,143	40,778	(1.6)	(0.7)	41,016	40,383	1.6
Diluted earnings per common share
Class A	13,356	13,343	13,306	0.1%	0.4%	13,337	13,287	0.4%
Class B	29,396	30,762	30,938	(4.4)	(5.0)	30,664	30,795	(0.4)
Total	42,752	44,105	44,244	(3.1)	(3.4)	44,001	44,082	(0.2)

Ending shares outstanding:
Class A	14,410	14,410	14,410	0.0%	0.0%
Class B	28,055	28,296	28,702	(0.9)	(2.3)
Total	42,465	42,706	43,112	(0.6)	(1.5)

Stock price:
Class A
High	$26.45	$30.65	$28.42	(13.7)%	(6.9)%	$31.47	$28.42	10.7%
Low	6.93	20.46	22.35	(66.1)	(69.0)	6.93	19.21	(63.9)
Closing	7.30	24.31	26.54	(70.0)	(72.5)	7.30	26.54	(72.5)
Class B
High	$29.95	$33.74	$31.14	(11.2)%	(3.8)%	$34.51	$31.14	10.8%
Low	7.84	23.32	24.34	(66.4)	(67.8)	7.84	20.56	(61.9)
Closing	8.07	27.42	29.09	(70.6)	(72.3)	8.07	29.09	(72.3)

Cash dividends declared:
Class A	$0.1771	$0.1771	$0.1417	0.0%	25.0%	$0.6730	$0.5006	34.4%
Class B	0.2125	0.2125	0.1700	0.0	25.0	0.8075	0.6007	34.4

Book value per combined common share	$14.40	$14.37	$13.77	0.2%	4.6%

All share and per share amounts have been adjusted to reflect the three-for-two stock split effective June 15, 2007.
(A)	Combined represents income available to common stockholders divided by the combined total of Class A and Class B weighted average common shares outstanding.

ADVANTA
ADVANTA BUSINESS CARDS STATISTICS
($ in thousands)

	Three Months Ended			Percent Change From		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Prior	Prior	Dec. 31,	Dec. 31,	Percent
	2007	2007	2006	Quarter	Year	2007	2006	Change
New account originations	61,234	74,195	116,157	(17.5)%	(47.3)%	335,147	370,564	(9.6)%
Average number of active accounts (A)	952,557	930,102	786,224	2.4	21.2	905,497	713,302	26.9
Ending number of accounts	1,316,523	1,294,273	1,126,083	1.7	16.9
Customer transaction volume	$3,755,320	$3,606,907	$3,482,032	4.1	7.8	$14,444,072	$12,342,149	17.0
Securitization volume increase excluding replenishment sales	$330,000	$115,000	$620,000	187.0	(46.8)	$1,218,453	$1,185,000	2.8
Average receivables:
Owned	$1,164,704	$1,215,485	$1,193,101	(4.2)	(2.4)	$1,227,967	$1,059,566	15.9
Securitized	5,148,195	4,889,381	3,773,549	5.3	36.4	4,696,289	3,337,888	40.7
Managed (B)	6,312,899	6,104,866	4,966,650	3.4	27.1	5,924,256	4,397,454	34.7
Ending receivables:
Owned	$1,031,607	$1,233,233	$1,133,132	(16.3)	(9.0)
Securitized	5,315,421	4,980,737	4,073,128	6.7	30.5
Managed (B)	6,347,028	6,213,970	5,206,260	2.1	21.9
Operating expense ratio (C)	4.63%	4.46%	5.51%	3.8	(16.0)	4.67%	5.83%	(19.9)

CREDIT QUALITY - OWNED
Receivables 30 days or more delinquent	$42,424	$35,276	$26,053
Receivables 90 days or more delinquent	19,204	15,693	12,632
As a percentage of receivables:
Receivables 30 days or more delinquent	4.11%	2.86%	2.30%	43.7%	78.7%
Receivables 90 days or more delinquent	1.86	1.27	1.11	46.5	67.6
Net principal charge-offs:
Amount	$11,542	$10,708	$9,169			$41,589	$33,775
As a percentage of average receivables (annualized)	3.96%	3.52%	3.07%	12.5	29.0	3.39%	3.19%	6.3%

CREDIT QUALITY - SECURITIZED
Receivables 30 days or more delinquent	$229,808	$160,375	$108,159
Receivables 90 days or more delinquent	105,577	71,951	52,279
As a percentage of receivables:
Receivables 30 days or more delinquent	4.32%	3.22%	2.66%	34.2%	62.4%
Receivables 90 days or more delinquent	1.99	1.44	1.28	38.2	55.5
Net principal charge-offs:
Amount	$53,572	$48,404	$33,100			$178,173	$116,227
As a percentage of average receivables (annualized)	4.16%	3.96%	3.51%	5.1	18.5	3.79%	3.48%	8.9%

CREDIT QUALITY - MANAGED (B)
Receivables 30 days or more delinquent	$272,232	$195,651	$134,212
Receivables 90 days or more delinquent	124,781	87,644	64,911
As a percentage of receivables:
Receivables 30 days or more delinquent	4.29%	3.15%	2.58%	36.2%	66.3%
Receivables 90 days or more delinquent	1.97	1.41	1.25	39.7	57.6
Net principal charge-offs:
Amount	$65,114	$59,112	$42,269			$219,762	$150,002
As a percentage of average receivables (annualized)	4.13%	3.87%	3.40%	6.7	21.5	3.71%	3.41%	8.8%

(A)	Active accounts are defined as accounts with a balance at month-end. Active account statistics do not include charged-off accounts. The statistics reported above are the average number of active accounts for the periods presented.
(B)	Managed statistics are non-GAAP financial measures and represent the sum of owned (GAAP) business credit card statistics and securitized business credit card statistics. We believe that performance on a managed basis provides useful supplemental information to investors because we retain interests in the securitized receivables and, therefore, we have a financial interest in and exposure to the performance of the securitized receivables.
(C)	Operating expense ratio is annualized and calculated as a percentage of average owned and securitized receivables.

CONTACT:
Advanta Corp.
Amy B. Holderer
Vice President, Investor Relations
215-444-5335
aholderer@advanta.com
or
David M. Goodman
Director, Communications
215-444-5073
dgoodman@advanta.com